                                                                     EXHIBIT 3.1


Form BCA-2.10                                      ARTICLES OF INCORPORATION
  (Rev. Jan. 1991)                           This space for use by Secretary of State            SUBMIT IN DUPLICATE!
George H. Ryan
Secretary of State                                                                              ---------------------------
Department of Business Services                                                                 This space for use by
Springfield, IL  62756                                                                             Secretary of State

                                                                                                Date

Payment must be made by certified                                                               Franchise Tax    $
check, cashier's check, Illinois                                                                Filing Fee       $
attorney's check, Illinois C.P.A.'s
check or money order, payable to                                                                Approved:
"Secretary of State."
- --------------------------------------------------------------------------------------------------------------------------

1.      CORPORATE NAME:  FEFG, INC.
                       ---------------------------------------------------------------------------------------------------

        ------------------------------------------------------------------------------------------------------------------
        (The corporate name must contain the word "corporation," "company," "incorporated" "limited" or an abbreviation thereof.)

- --------------------------------------------------------------------------------------------------------------------------

2.      Initial Registered Agent:      Hal                               M.                          Brown
                                 -----------------------------------------------------------------------------------------
                                    First Name                          Middle Initial              Last Name

        Initial Registered Office:     203                          North LaSalle                   1800
                                   ---------------------------------------------------------------------------------------
                                      Number                            Street                     Suite #

                                       Chicago                          60601                       Cook
                                   ---------------------------------------------------------------------------------------
                                        City                          Zip Code                     County

- --------------------------------------------------------------------------------------------------------------------------

3.      Purpose or purposes for which the corporation is organized:
        (If not sufficient space to cover this point, add one or more sheets of this size.)

        To engage in any lawful act or activity for which a corporation may be incorporated under the Illinois
        Business Corporation Act of 1983, as amended




- --------------------------------------------------------------------------------------------------------------------------

4.      Paragraph 1:  Authorized Shares, Issued Shares and Consideration Received:

                  Par Value               Number of Shares             Number of Shares                Consideration to be
Class             per Share                  Authorized             Proposed to be Issued               Received Therefor

- --------------------------------------------------------------------------------------------------------------------------
Common            $ .01                   17,937,920                         -1-                           $ 100.00
- --------------------------------------------------------------------------------------------------------------------------
Class B Common    $ .01                    2,062,080                         -0-                               -0-
- --------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------
                                                                                                       TOTAL =  $100.00


Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)


SEE EXHIBIT A ATTACHED HERETO AND MADE AN INTEGRAL PART HEREOF

                                                  (over)

5. OPTIONAL:   (a) Number of directors constituting the initial board of the corporation:
                                                                                        ---------------------------
               (b) Names and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

               Name                          Residential Address             City,State,Zip
               ------------------------------------------------------------------------------
               ------------------------------------------------------------------------------
               ------------------------------------------------------------------------------
               ------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
6. OPTIONAL:   (a) It is estimated that the value of all property to be owned by the
                   corporation for the following year wherever located will be:       $  1,500,000
                                                                                      -----------------------------
               (b) It is estimated that the value of the property to be located within
                   the State of Illinois during the following year will be:           $    140,000
                                                                                      -----------------------------
               (c) It is estimated that the gross amount of business that will be
                   transacted by the corporation during the following year will be:   $ 24,000,000
                                                                                      -----------------------------
               (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                   the following year will be:                                        $          0
                                                                                      -----------------------------
- -------------------------------------------------------------------------------------------------------------------
7. OPTIONAL:  OTHER PROVISIONS
              Attach a separate sheet of this size for any other provision to be included in the Articles of
              Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

- -------------------------------------------------------------------------------------------------------------------
8.           NAMES(S) & ADDRESS(ES) OF INCORPORATOR(S)

   The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated:               , 19
      ---------------    -----

1.                                                                 1.  203 North LaSalle
  ----------------------------------------------                     ----------------------------------------------
     Signature                                                          Street

     Hal M. Brown                                                      Chicago              IL            60601
  ----------------------------------------------                     ----------------------------------------------
    (Type or Print Name)                                                City/Town           State          Zip Code
2.                                                                 2.
  ----------------------------------------------                     ----------------------------------------------
     Signature                                                          Street

  ----------------------------------------------                     ----------------------------------------------
    (Type or Print Name)                                                City/Town           State          Zip Code
3.                                                                 3.
  ----------------------------------------------                     ----------------------------------------------
     Signature                                                          Street

  ----------------------------------------------                     ----------------------------------------------
    (Type or Print Name)                                                City/Town           State          Zip Code

Signatures must be in ink on original document.  Carbon copy, photocopy or rubber stamp signatures may be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

- -------------------------------------------------------------------------------------------------------------------

                                                     FEE SCHEDULE

* The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

*  The filing fee is $75.

*  The minimum total due (franchise tax + filing fee) is $100.
   (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

* The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

   Illinois Secretary of State             Springfield, IL  62756
   Department of Business Services         Telephone (217) 782-9522
                                                           782-9523

                                                                EXHIBIT 3.1

                                  EXHIBIT A


                   ATTACHMENT TO ARTICLES OF INCORPORATION

                                     FOR

                                  FEFG, INC.


ITEM 4, PARAGRAPH 2:


        A. DIVIDENDS. The holders of each class of common stock shall be entitled to receive dividends only when, as, and if declared by the board of directors of the Corporation; provided, however, that each share of common stock of each class shall receive dividends at the same rate and on the same date as each share of the other class of common stock.

        B. LIQUIDATION. In the event of any dissolution, liquidation or winding up of the Corporation, the assets of the Corporation shall be distributed among the holders of each class of the common stock on a pro rata basis with each share of each class receiving the same distribution as each share of the other class of common stock.

        C. SHAREHOLDER VOTING. The holders of outstanding shares of Common Stock shall have the right to vote, one vote per share of Common Stock owned, in respect of all matters requiring the consent or approval of shareholders of the Corporation. The holders of outstanding shares of Common Stock shall elect all directors of the board of directors of the Corporation. The holders of outstanding shares of Class B Common Stock shall have no voting rights whatsoever except upon such matters as to which shareholders of such class are entitled to vote pursuant to the Illinois Business Corporation Act of 1983, as amended, in which case the holders of outstanding shares of Class B Common Stock shall have the right to vote, one vote per share of Class B Common Stock owned, in respect of all such matters requiring the consent or approval of holders of Class B Common Stock voting as a class; provided, that notwithstanding any provision herein to the contrary, the number of shares of any class or classes of stock of the Corporation now or hereafter in existence may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                  EXHIBIT B


                   ATTACHMENT TO ARTICLES OF INCORPORATION

                                     FOR

                                  FEFG, INC.


        7. OTHER PROVISIONS. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 7 does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this
Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

Form BCA-11.25                                  ARTICLES OF MERGER
(Rev. Jan. 1995)                            CONSOLIDATION OR EXCHANGE                       File #
- ------------------------------------------------------------------------------------------------------------------------------------

George H. Ryan                          This space for use by Secretary of State                      SUBMIT IN DUPLICATE!
Secretary of State                                                                      --------------------------------------------
Department of Business Services                                                             This space for use by
Springfield, IL  62756                                                                        Secretary of State

                                                                                        Date
- -----------------------------------
      DO NOT SEND CASH!                                                                 Filing Fee      $
Remit payment in check or money
order, payable to "Secretary of State."                                                 Approved:
Filing Fee is $100, but if merger or
consolidation or more than 2 corporations,
$50 for each additional corporation.
- ------------------------------------------------------------------------------------------------------------------------------------


1.    Names of the corporations proposed to  merge, and the state or country of their incorporation:

                     Name of Corporation                State or Country         Corporation File No.
                                                         of Incorporation

  FIRST ENTERPRISE FINANCIAL GROUP, INC.                Delaware                   5599-080-8
- ---------------------------------------------         ---------------------    ------------------------

  FEFG,INC.                                             Illinois                   5869-212-3
- ---------------------------------------------         ---------------------    ------------------------


- ---------------------------------------------         ---------------------    ------------------------


- ---------------------------------------------         ---------------------    ------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
2.    The laws of the state or county under which each corporation is incorporated permit such merger, consolidation or exchange.

- ------------------------------------------------------------------------------------------------------------------------------------

3.    (a)   Name of the surviving corporation:     FEFG, INC.
                                               -------------------------------------------------------------------------------------

      (b)   it shall be governed by the laws of:   Illinois
                                               -------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

4.    Plan of merger is as follows: SEE EXHIBIT A ATTACHED HERETO AND MADE AN INTEGRAL PART HEREOF

               IF NOT SUFFICIENT SPACE TO COVER THIS POINT, ADD ONE OR MORE SHEETS OF THIS SIZE.

5.  Plan of  merger    was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(THE FOLLOWING ITEMS ARE NOT APPLICABLE TO MERGERS UNDER SECTION 11.30-90% OWNED SUBSIDIARY PROVISIONS.  SEE ARTICLE 7.)

(ONLY "X" ONE BOX FOR EACH CORPORATION)


                                       By the shareholders, a
                                       resolution of the board
                                       of directors having been      By written consent of the
                                       duly adopted and              shareholders having not
                                       submitted to a vote at a      less than the minimum
                                       meeting of shareholders.      number of votes required
                                       Not less than the minimum     by statute and by the                By written consent of
                                       number of votes required      articles of incorporation.           ALL the shareholders
                                       by statute and by the         Shareholders who have not            entitled to vote on the
                                       articles of incorporation     consented in writing have            action, in accordance
                                       voted in favor of the         been given notice in accordance      with Section 7.10 and
                                       action taken.                 with Section 7.10(Section 11.220)    Section 11.20


                                       ---------------------------   ----------------------------------   --------------------------
Name of Corporation
- --------------------

FIRST ENTERPRISE FINANCIAL GROUP, INC.           / /                               / /                              /X/
- -------------------------------------

FEFG, INC.
- -------------------------------------            / /                               / /                              /X/


- -------------------------------------           / /                               / /                              / /


- -------------------------------------           / /                               / /                              / /


- -------------------------------------          / /                               / /                              / /

- ------------------------------------------------------------------------------------------------------------------------------------

6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

   It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:
   a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.
   b. The Secretary of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and
   c. The surviving, new or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

- --------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

                    ATTACHMENT TO ARTICLES OF INCORPORATION

                                      FOR

                                   FEFG, INC.

Item 4. Agreement and Plan of Merger


        Attached

7.  (Complete this item if reporting a merger under Section 11.30-90% owned subsidiary provisions).

    a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

             Name of Corporation                 Total Number of Shares             Number of Shares of Each Class
                                                       Outstanding                    Owned Immediately Prior to
                                                     of Each Class                  Merger by the Parent Corporation

- ------------------------------------          ---------------------------         -------------------------------------


- ------------------------------------          ---------------------------         -------------------------------------


- ------------------------------------          ---------------------------         -------------------------------------


- ------------------------------------          ---------------------------         -------------------------------------


    b.   (Not applicable to 100% owned subsidiaries)
         The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging
         subsidiary corporation was                  ,19
                                   ------------------   --------.

         Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of
         all subsidiary corporations received?    / /  Yes      / /  No


         (If the answer is "No," the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.  The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)


Dated               ,19                                        FIRST ENTERPRISE FINANCIAL GROUP, INC.
      --------------   -------                                 ---------------------------------------------------------
                                                                (Exact Name of Corporation at date of execution)

attested by
           -----------------------------                       ---------------------------------------------------------
            (Signature of Secretary                                (Signature of President)

           Paul A. Stinneford - Secretary                       Michael P. Harrington - President
          ------------------------------------                 ---------------------------------------------------------
          (Type or Print Name and Title)                         (Type or Print Name and Title)



Dated               ,19                                        FEFG, INC.
      --------------   -------                                 ---------------------------------------------------------
                                                                (Exact Name of Corporation at date of execution)

attested by
           -----------------------------                       ---------------------------------------------------------
            (Signature of Secretary or                          (Signature of President or Vice President)
              Assistant Secretary)


          ------------------------------------                 ---------------------------------------------------------
          (Type or Print Name and Title)                          (Type or Print Name and Title)




Dated               ,19
      --------------   -------                                 ---------------------------------------------------------
                                                                (Exact Name of Corporation at date of execution)

attested by
           -----------------------------                       ---------------------------------------------------------
            (Signature of Secretary or)                           (Signature of President or Vice President)
             Assistant Secretary)

          ------------------------------------                 ---------------------------------------------------------
          (Type or Print Name and Title)                          (Type or Print Name and Title)

                         AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of January 26, 1996 by and between FEFG, INC., an Illinois corporation ("FEFG"), hereinafter sometimes referred to as the "Surviving Corporation", and FIRST ENTERPRISE FINANCIAL GROUP, INC., a Delaware corporation ("First Enterprise"), hereinafter sometimes referred to as the "Merged Corporation". (FEFG and First Enterprise are hereinafter sometimes referred to individually as a "Constituent Corporation" or collectively as the "Constituent Corporations".)

                             W I T N E S S E T H:

        WHEREAS, the Board of Directors and the sole Shareholder of FEFG and the Board of Directors and all of the Class A Common Stockholders of First Enterprise have determined that it is desirable and in their respective best interests that First Enterprise be merged with and into FEFG upon the terms and conditions herein set forth and in accordance with the applicable provisions of the laws of the States of Illinois and Delaware;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree that First Enterprise shall be merged with and into FEFG and the terms and conditions thereof are and shall be as follows:


                                  ARTICLE 1

                                    MERGER


        1.1 On the Effective Date (as defined below), First Enterprise shall be merged with and into FEFG, which shall be the Surviving Corporation. This Agreement shall be submitted to the shareholders of each of the Constituent Corporations, as provided by law. The term

"Effective Date" as used herein shall mean February 1, 1996 at midnight, the date and time on which the merger shall become effective. On the Effective Date, the separate existence of First Enterprise shall cease and the existence of FEFG, as the Surviving Corporation, shall continue in effect unimpaired by the merger, with all of the rights, privileges, immunities and powers, and subject to all of the duties and liabilities, of a corporation organized under the Illinois Business Corporation Act of 1983, as amended.

        1.2  At and after the Effective Date:

             (a) FEFG, as the Surviving Corporation, shall possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, together with the goodwill of the business in connection with which said Constituent Corporations are engaged, and all debts due on whatever account, including subscriptions for shares of capital stock, and all other choses in action and all and every other interest of, or belonging to, or due to, each of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

             (b) The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claims existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in the place of any Constituent Corporation and neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the merger.

        (c) The assets and liabilities of the Constituent Corporations shall be recorded on the books of the Surviving Corporation in the amounts at which they are stated on the books of the respective Constituent Corporations on the Effective Date, subject to such adjustments as may be required to effect comparability of accounting policies and practices.

                                  ARTICLE 2

                          ARTICLES OF INCORPORATION,
                       BY-LAWS, BOARD OF DIRECTORS AND
                    OFFICERS OF THE SURVIVING CORPORATION

        2.1 The Articles of Incorporation of FEFG in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation in effect on the Effective Date except that Article One thereof shall be deleted in its entirety and the following shall be substituted in its place and stead:

        ARTICLE ONE

             The name of the corporation is First Enterprise Financial Group, Inc.

        2.2 The By-laws of FEFG in effect on the Effective Date shall be the By-laws of the Surviving Corporation in effect on the Effective Date, and they shall thereafter continue to be its By-laws until duly altered, amended or repealed as provided by law or such By-laws.

        2.3 The officers and directors of FEFG on the Effective Date shall continue as officers and directors of the Surviving Corporation for their respective terms of office or until their successors have been duly elected and qualified pursuant to law.

                                   ARTICLE 3

                                 CAPITALIZATION

        3.1  The Capitalization of the Constituent Corporations is as follows:

             (a) FEFG is authorized to issue (i) Seventeen Million Nine Hundred Thirty-Seven Thousand Nine Hundred Twenty (17,937,920) shares of Common Stock with $.01 per share par value ("FEFG Stock") of which one (1) share is issued and outstanding as of the date hereof, and (ii) Two Million, Sixty-Two Thousand and Eighty (2,062,080) shares of Class B Common Stock with $.01 per share par value ("FEFG Class B Stock") of which no shares are issued and outstanding as of the date hereof.

             (b) First Enterprise is authorized to issue: (i) Four Thousand Four Hundred (4,400) shares of Class A Common Stock with $.01 par value ("First Enterprise Class A Stock") of which One Thousand Six Hundred (1,600) shares are issued and outstanding as of the date hereof, and (ii) One Thousand Six Hundred shares of Class B Common Stock with $.01 par value ("First Enterprise Class B Stock") of which Seven Hundred Twenty-Three (723) shares are issued and outstanding as of December 31, 1995. Each share of First Enterprise Class A Stock is entitled to vote with respect to the Merger.


                                  ARTICLE 4

                        MANNER OF CONVERSION OF SHARES

             4.1 At the Effective Date, the outstanding capital stock FEFG and First Enterprise shall be converted into capital stock of the Surviving Corporation. The manner and basis of converting the outstanding capital stock of First Enterprise into capital stock of the Surviving Corporation and capital stock of FEFG into cash shall be as follows:

          (a) Each outstanding share of First Enterprise Class A Stock shall forthwith, without any action on the part of the holder thereof, be converted into One Thousand Two Hundred Eighty-Eight and Eight-Tenths (1,288.8) fully paid and nonassessable shares of FEFG Stock;

          (b) Each outstanding share of Class B First Enterprise Stock shall forthwith, without any action on the part of the holder thereof, be converted into One Thousand Two Hundred Eighty-Eight and Eight-Tenths (1,288.8) fully paid and nonassessable shares of FEFG Class B Stock;

          (c) After the Merger becomes effective, each holder of an outstanding certificate or certificates theretofore representing First Enterprise Class A Stock or Class B Stock, respectively, may surrender the same to the Surviving Corporation or to its agent or agents for such purpose, and such holders shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of FEFG Stock or FEFG Class B Stock, respectively, of the Surviving Corporation into which the shares therefor represented by the certificate or certificates shall have been converted as aforesaid. Until so surrendered, each outstanding certificate which, prior to the effective date of the Merger, represented shares of First Enterprise Class A Stock or First Enterprise Class B Stock, respectively, shall be deemed for all corporate purposes to evidence ownership of the number of full shares of FEFG Stock and FEFG Class B Stock, respectively, into which the same shall have been converted;

        (d) Notwithstanding any other provision hereof, no fractional shares of FEFG Stock or FEFG Class B Stock shall be issued in connection with the Merger. Instead, each holder of First Enterprise Class A or Class B Common Stock having a fractional interest arising upon the exchange of such shares in connection with the Merger shall be issued Class A scrip or Class B scrip, respectively, for such fractional interest. Such scrip shall have the terms and conditions contained in the respective forms of scrip attached hereto as Exhibits A and B;

        (e) The record owner of the one (1) issued and outstanding share of FEFG Stock shall surrender his share to the Surviving Corporation for One Hundred Dollars ($100.00) in cash, and said share of FEFG Stock shall be cancelled and shall cease to be outstanding;

        (f) On the Effective Date, each stock option outstanding under First Enterprise's "1992 Stock Option Plan, as Amended and Restated," shall be converted and exchanged, without any action on the part of the holder thereof, into an option to acquire, upon payment of the exercise price (which shall equal the exercise price per share for the option immediately prior to the Merger, divided by 1,288.8, multiplied by the number of shares to which the option then relates), the number of shares of First Enterprise Class B Stock the option holder would have received pursuant to the Merger if the holder had exercised his or her options immediately prior thereto, rounded to the next lowest whole number; provided, however, that in respect of any stock option which is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or options which are not intended to be incentive stock options ("non-statutory options"), the conversion hereinabove provided for shall comply with the requirements of
Section 424(a) of the Code, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted.

                                  ARTICLE 5

                                 TERMINATION

        5.1 This Agreement may be terminated and abandoned at any time before the filing date by the mutual consent of the Constituent Corporations.


                                  ARTICLE 6

                                STOCK OPTIONS


        6.1 As of the date of this Agreement and Plan of Merger, First Enterprise has in effect the "1992 Stock Option Plan, as Amended and Restated" (the "Option Plan"). Said Option Plan shall continue in existence after the effectiveness of the Merger as the Plan of FEFG and any stock options outstanding thereunder as of the Effective Date shall continue in effect as options to purchase shares of FEFG under the same terms and conditions except as modified by this Agreement.


                                  ARTICLE 7

                                MISCELLANEOUS


        7.1 This Agreement (a) shall be governed by and construed in accordance with the laws of the States of Illinois and Delaware, (b) shall not be waived, except by an instrument in writing, signed by the party to be charged, and (c) shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

        7.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        7.3 The parties hereto each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances, and to take all such further action, including, without limitation, the execution and filing of such instruments in the States of Illinois and Delaware as shall be necessary or desirable to carry out this Agreement and to consummate and effect the merger contemplated hereby.

        IN WITNESS WHEREOF, the parties of this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors and all of their voting shareholders, have caused these presents to be executed and attested by their respective officers thereunto duly authorized as of the day and year first above written.


                                   FEFG, INC., an Illinois corporation


                                   By:
                                      ________________________________________
                                      Michael P. Harrington, President

ATTEST:

__________________________________
Paul A. Stinneford, Secretary


                                   FIRST ENTERPRISE FINANCIAL
                                   GROUP, INC., a Delaware corporation

                                   By:
                                      ________________________________________
                                      Michael P. Harrington, President

ATTEST:

__________________________________
Paul A. Stinneford, Secretary

                                   EXHIBIT A

                              COMMON STOCK SCRIP

                       ____ OF A SHARE OF COMMON STOCK,
                           PAR VALUE $0.01 PER SHARE


[Name of Stockholder]

        This Scrip entitles you to receive a full share of Common
Stock, par value $0.01 per share, of First Enterprise Financial Group, Inc. ("Common Stock") upon surrender of scrip aggregating a full share of Common Stock. This Scrip is redeemable in cash by First Enterprise Financial Group, Inc. (the "Company") at the option of the Company at any time for "fair value" as such term is used in Section 155 of the Delaware General Corporation Law ("Fair Value"). Upon consummation of an initial public offering of the Company's common stock registered under the Securities Act of 1933, as amended, with gross proceeds to the Company of at least $5,000,000 (the "Initial Public Offering"), the Company shall redeem this Scrip for cash for Fair Value. Fair Value upon the consummation of the Initial Public Offering shall be deemed to be the initial public offering price at which Common Stock is sold pursuant to the Initial Public Offering multiplied by the fraction of a share of Common Stock represented by this Scrip.

        In the event of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entity to any other corporation, this Scrip shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle you to the kind and fraction of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the surrender of scrip aggregating a full share of Common Stock immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Scrip.

        This Scrip does not entitle you to exercise voting rights, to receive dividends hereon or to participate in any of the assets of the Company in the event of liquidation.

        This Scrip is transferable only to shareholders of record of the Company and only upon the books of the Company.

        To redeem this Scrip, execute the Scrip in the space provided below and deliver this Scrip to the Company at its executive office at 500 Davis Road, Suite 1005, Evanston, Illinois 60201, or such other address as the Company may determine. The Scrip shall be deemed redeemed on the business day the Scrip is received at the executive office of the Company.


                                        FIRST ENTERPRISE FINANCIAL GROUP,
                                        INC.


                                        By:
                                           _______________________________

                                        Date:
                                             ______________________________



                                        I hereby exercise the foregoing Scrip:


                                        ___________________________________

                                   EXHIBIT B

                                 CLASS B SCRIP

                    ____ OF A SHARE OF CLASS B COMMON STOCK,
                           PAR VALUE $0.01 PER SHARE


[Name of Stockholder]

        This Scrip entitles you to receive a full share of Class B Common Stock, par value $0.01 per share, of First Enterprise Financial Group, Inc. ("Common Stock") upon surrender of scrip aggregating a full share of Common Stock. This Scrip is redeemable in cash by First Enterprise Financial Group, Inc. (the "Company") at the option of the Company at any time for "fair value" as such term is used in Section 155 of the Delaware General Corporation Law ("Fair Value"). Upon consummation of an initial public offering of the Company's common stock registered under the Securities Act of 1933, as amended, with gross proceeds to the Company of at least $5,000,000 (the "Initial Public Offering"), the Company shall redeem this Scrip for cash for Fair Value. Fair Value upon the consummation of the Initial Public Offering shall be deemed to be the initial public offering price at which Common Stock is sold pursuant to the Initial Public Offering multiplied by the fraction of a share of Common Stock represented by this Scrip.

        In the event of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entity to any other corporation, this Scrip shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle you to the kind and fraction of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the surrender of scrip aggregating a full share of Common Stock immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Scrip.

        This Scrip does not entitle you to exercise voting rights, to receive dividends hereon or to participate in any of the assets of the Company in the event of liquidation.

        This Scrip is transferable only to shareholders of record of the Company and only upon the books of the Company.

        To redeem this Scrip, execute the Scrip in the space provided below and deliver this Scrip to the Company at its executive office at 500 Davis Road, Suite 1005, Evanston, Illinois 60201, or such other address as the Company may determine. The Scrip shall be deemed redeemed on the business day the Scrip is received at the executive office of the Company.


                                        FIRST ENTERPRISE FINANCIAL GROUP,
                                        INC.


                                        By:
                                           _______________________________

                                        Date:
                                             _____________________________



                                        I hereby exercise the foregoing Scrip:


                                        ____________________________________

Form BCA-10.30
(Rev. Jan. 1995)                          ARTICLES OF AMENDMENT            File #
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832         This space for use by Secretary of State  SUBMIT IN DUPLICATE!
                                                                           This space for use by
                                                                            Secretary of State
                                                                           Date
                                                                           Franchise Tax $
                                                                           Filing Fee* $
                                                                           Penalty $
                                                                           Approved:
Remit payment in check or
money order, payable to
"Secretary of State.
*The filing fee for articles
of amendment - $25.00

1. CORPORATE NAME: FIRST ENTERPRISE FINANCIAL GROUP, INC.
                   ------------------------------------------------------------
                                                                     (Note 1)
2. MANNER OF ADOPTION OF AMENDMENT:



     The following amendment of the Articles of Incorporation was adopted on May 1, 1996 in the manner indicated below. ("X" one box only)

     By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

                                                                        (Note 2)
 / / By a majority of the board of directors, in accordance with Section
     10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)
 / / By a majority of the incorporators, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)
 / / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)
 / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
     Section 7.10;
                                                                    (Note 4 & 5)
 /X/ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all of the shareholders entitled to vote on this amendment.
                                                                        (Note 5)
3. TEXT OF AMENDMENT:

  a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
     Article I: The name of the corporation is:

                                     N/A
- --------------------------------------------------------------------------------
                                  (NEW NAME)


                 All changes other than name, include on page 2
                                     (over)

                               TEXT OF AMENDMENT


  b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)



                            SEE ATTACHMENT HERETO

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (If not applicable, insert "No change")



5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")



   (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")



                                Before Amendment  After Amendment

               Paid-in Capital  $                 $
                                ----------------  ---------------



   (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.


Dated          , 19____                                       FIRST ENTERPRISE FINANCIAL GROUP, INC.
                                                              -----------------------------------------------
                                                              (Exact Name of Corporation at date of execution)

attested by
             -----------------------------------------------  -----------------------------------------------
             (Signature of Secretary)                                (Signature of President)

             Paul A. Stinneford - Secretary                    Michael P. Harrington - President
             -----------------------------------------------  -----------------------------------------------
             (Type or Print Name and Title)                   (Type or Print Name and Title)


7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
                                       OR

   If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

   The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

   Dated                             , 19____

   ------------------------------------    ------------------------------------

   ------------------------------------    ------------------------------------

   ------------------------------------    ------------------------------------

   ------------------------------------    ------------------------------------

                             NOTES AND INSTRUCTIONS


NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:  Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                (Section  10.10)


NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

         (a) to remove the names and addresses of directors named in the articles of incorporation.
         (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed;
         (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
         (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long a no class or series is adversely affected thereby;
         (e) to change the corporate name by substituting the word "corporation," "incorporated," "company," "limited," or the abbreviation "corp.," "inc.," "co.," or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
         (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05;

         (g)  to restate the articles of incorporation as currently amended.
                                                                (Section  10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                         (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                         (Sections 7.10 & 10.20)